UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 16, 2015, Hartman Short Term Income Properties XX, Inc. (the “Company”), through Hartman XX Limited Partnership, the operating partnership of the Company, entered into a purchase and sale agreement with KWI Ashford Westchase Buildings, L.P., an unaffiliated third party seller, relating to the acquisition of an six-story suburban office building containing 158,451 square feet of office space located in Houston, Texas commonly known as Ashford Crossing II for an aggregate purchase price of $10,900,000, exclusive of closing costs.  The Company intends to finance the acquisition of Ashford Crossing II with proceeds from our ongoing public offering and financing secured by Ashford Crossing II.

Ashford Crossing II was built in 1983.  The property is located along the edges of the Houston Energy Corridor and Westchase submarkets.  The property is currently 87% occupied by 22 tenants.

The acquisition of Ashford Crossing II is subject to customary conditions to closing, including but not limited to the absence of a material adverse change to Ashford Crossing II prior to the acquisition date and our ability to secure financing on acceptable terms.  There is no assurance that we will close the acquisition of Ashford Crossing II on the terms described above or at all.

The material items of the agreement described herein are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Purchase and Sales Agreement, dated as of June 12, 2015 by and between KWI Ashford Westchase Buildings, L.P. and Hartman XX Limited Partnership.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: June 18, 2015	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Purchase and Sales Agreement, dated as of June 12, 2015 by and between KWI Ashford Westchase Buildings, L.P. and Hartman XX Limited Partnership.